Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Diamond Hill Investment Group, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333‑41323, 333-156331, 333-156829, 333-171110, 333-173797, 333-197064 and 333-256035) on Form S-8 of Diamond Hill Investment Group, Inc. and subsidiaries of our reports dated February 25, 2022, with respect to the consolidated balance sheets of Diamond Hill Investment Group, Inc. and subsidiaries as of December 31, 2021 and 2020, the related consolidated statements of income, shareholders’ equity and redeemable noncontrolling interest, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2021, which reports appear in the December 31, 2021 annual report on Form 10‑K of Diamond Hill Investment Group, Inc. and subsidiaries.

/s/ KPMG LLP

Columbus, Ohio
February 25, 2022